As filed with the Securities and Exchange Commission on August 23, 2021
Registration No. 333-257973
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
N-ABLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	85-4069861
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
301 Edgewater Dr., Suite 306
Wakefield, Massachusetts 01880
(Address of Principal Executive Offices, including Zip Code)
_______________________________________
2021 Equity Incentive Plan
2021 Employee Stock Purchase Plan
(Full title of the plan)
______________________________________
Peter Anastos
Executive Vice President, General Counsel and Secretary
N-able, Inc.
301 Edgewater Dr., Suite 306
Wakefield, Massachusetts 01880
(781) 328-6490
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-257973) (the “Registration Statement”) previously filed by N-able, Inc. (the “Registrant” or “Company”) on July 16, 2021 is being filed solely to correct a typographical error appearing on the signature page of the Registration Statement as previously filed. Specifically, the signature page to the Registration Statement inadvertently listed the Registrant as SolarWinds Corporation, its corporate parent at the time of filing. This Post-Effective Amendment No. 1 corrects the name of the Registrant on the signature page to “N-able, Inc.” Item 8 has also been updated to incorporate by reference to the Amended and Restated Certificate of Incorporation of the Registrant and the Amended and Restated Bylaws of the Registrant that were previously filed as Exhibits 3.1 and 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on July 20, 2021. Except as described herein, this Post-Effective Amendment No. 1 does not update, amend or modify any other information, statement or disclosure contained in the Registration Statement.

Part III. Item 8. Exhibits

The following exhibits are incorporated by reference herein.

Number	Index to Exhibits

4.1
Amended and Restated Certificate of Incorporation of N-able, Inc., dated as of July 16, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 20, 2021).

4.2
Amended and Restated Bylaws of N-able, Inc., dated as of July 16, 2021 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on July 20, 2021).

4.3
N-able, Inc. 2021 Equity Incentive Plan and form of agreements thereunder (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed with the Commission on July 17, 2021).

4.4	N-able, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed with the Commission on July 17, 2021).

5.1	Opinion and consent of DLA Piper LLP (US) (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-8 filed with the Commission on July 17, 2021).

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper LLP (US) (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-8 filed with the Commission on July 17, 2021)

24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement)

________________
*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wakefield, State of Massachusetts on this 23rd day of August, 2021.

N-ABLE, INC.

By:	/s/ John Pagliuca
John Pagliuca President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Pagliuca and Tim O’Brien each of them acting alone, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 23, 2021.

Signature	Title	Date

/s/ John Pagliuca	President and Chief Executive Officer and Director (Principal Executive Officer)	August 23, 2021
John Pagliuca

/s/ Timothy O’Brien	Chief Financial Officer (Principal Financial and Accounting Officer)	August 23, 2021
Timothy O’Brien

/s/ Michael Bingle	Director	August 23, 2021
Michael Bingle

/s/ William Bock	Director	August 23, 2021
William Bock

/s/ Michael Hoffman	Director	August 23, 2021
Michael Hoffman

/s/ Cam McMartin	Director	August 23, 2021
Cam McMartin

/s/ Kristin Nimsger	Director	August 23, 2021
Kristin Nimsger

/s/ Michael Widmann	Director	August 23, 2021
Michael Widmann

/s/ Darryl Lewis	Director	August 23, 2021
Darryl Lewis